Contact:

Charles & Colvard Ltd.

Jim Braun, Chief Financial Officer

(919) 468-0399 Ext. 224

jbraun@moissanite.com

Investor Relations

Jean Fontana

Integrated Corporate Relations

(203) 682-8200

Jean.Fontana@icrinc.com

Charles & Colvard Announces
Receipt of Notice of Non-Compliance with NASDAQ Global Select Stock Market Listing Requirement

MORRISVILLE, N.C., August 19, 2008 — Charles & Colvard, Ltd., (NASDAQ: CTHR), the sole source of moissanite, a created jewel available for use in fine jewelry, announced that it received a notice on August 18, 2008 from the Listing Qualifications division of the NASDAQ Stock Market indicating that the Company's common stock is subject to potential delisting from the NASDAQ Global Select Stock Market because, for the last 30 consecutive business days, the bid price of the Company's common stock has closed below the minimum $1.00 per share required by Marketplace Rule 4450(a)(5) (the "Rule"). According to the Marketplace Rule 4450(e)(2), Charles & Colvard will be provided 180 calendar days, or until February 17, 2009, to regain compliance. If, at anytime before February 17, 2009, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (subject to NASDAQ's discretion to extend the 10-day period), NASDAQ's staff will provide written notification that it has achieved compliance with the Rule.

If Charles & Colvard does not regain compliance with the Rule by February 17, 2009, NASDAQ's staff will provide written notification that its securities will be delisted. At that time, the Company may appeal NASDAQ's staff determination to delist its securities to a Listing Qualifications Panel. Alternatively, Charles & Colvard may consider applying to transfer its securities to the NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c). If its application is approved, Charles & Colvard will be afforded the remainder of this market's second 180 calendar day compliance period in order to regain compliance while on the NASDAQ Capital Market.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole-source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Currently used in fine jewelry, Charles & Colvard created Moissanite ™ is marketed for gifts and self-purchases to customers around the world. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management's current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the Company's ability to manage growth effectively, dependence on Cree, Inc. as the current supplier of the substantial majority of the raw material, ability to develop a material second source of supply, dependence on a limited number of jewelry manufacturing customers, dependence on continued growth and consumer acceptance of the Company's products, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.